Exhibit 99.1

Contact: Charles Lambert
Managing Director – Capital Markets
Medical Properties Trust, Inc.
(205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

9% INCREASE IN NORMALIZED FFO PER SHARE IN SECOND QUARTER 2013

Company To Exceed Full Year 2013 Acquisition Target with Pending Acquisition

Birmingham, AL – August 8, 2013 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the second quarter ended June 30, 2013. The Company also announced a definitive agreement for the acquisition and leaseback of the real estate assets of three general acute care hospitals for an aggregate purchase price of $283.3 million, along with approximately $125.0 million in other acquisitions.

HIGHLIGHTS

•	Achieved second quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.24, up 9% compared with $0.22 per diluted share reported in the second quarter of 2012;

•	Entered into an agreement to acquire the real estate assets of three general acute care hospitals for $283.3 million, which is expected to close during the third quarter of 2013;

•	Acquired and leased the real estate assets of two general acute care hospitals in the Kansas City area for $75.0 million in June 2013;

•	Commenced development of two inpatient rehabilitation hospitals for an aggregate development and construction cost of approximately $33.5 million;

•	Acquired the real estate assets of an inpatient rehabilitation hospital in Corpus Christi for $15.8 million in July;

•	Executed definitive agreements and commenced development of free-standing emergency room hospital facilities pursuant to the previously announced commitment to First Choice ER, LLC;

•	Sold two long-term acute care hospitals for a gain of $2.1 million; and

•	Paid 2013 second quarter cash dividend of $0.20 per share.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2012 periods.

“MPT’s investment strategy has always focused on acquiring quality hospital real estate that achieves the industry’s most attractive returns,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “The Company has now completed more than $3.3 billion in acquisitions, and more than $407 million year-to-date, subject to completion of the $283.3 million transaction announced this morning. This amount exceeds our acquisition target for the full-year, and with five months remaining, we expect to complete additional acquisitions. These strategic investments, which generate high yields, are each highly accretive and with built-in inflation escalations, support future FFO per share growth and dividend coverage, create additional diversification in our portfolio and continue to enhance shareholder value.”

MPT recently executed a binding, confidential agreement to acquire the real estate assets of three general acute care hospitals for $283.3 million. The seller / lessee is a well-known operator of multiple acute care facilities, and the transaction is subject to customary conditions and is expected to close during the third quarter of 2013.

MPT has completed several other strategic acquisitions since the beginning of 2013:

•

The June acquisition and leaseback to affiliates of Prime Healthcare Services, Inc. of the real estate assets of two general acute care hospitals in the Kansas City area for an aggregate purchase price of $75.0 million;

•

The March and May commencement of development for and leases to affiliates of Ernest Health, Inc. of two inpatient rehabilitation hospitals in Post Falls, Idaho and South Ogden, Utah for an aggregate development and construction cost of approximately $33.5 million; and

•	The July acquisition and lease to affiliates of Ernest Health, Inc. of the real estate assets of the Corpus Christi, Texas Esplanade Rehab Hospital totaling approximately $15.8 million.

“As the changes and consolidation in the U.S. and international healthcare systems – and particularly in the hospital business – have led many leading operators to evaluate their optimal capital allocation options, we have been provided with a variety of opportunities, and are experiencing our strongest acquisition pipeline to date. This is truly a transformational period in hospital capital allocation, and we look forward to taking advantage of these opportunities as best in class U.S. and international hospital operators continue to reinvest in operations and growth opportunities through monetizing real estate,” said Aldag.

OPERATING RESULTS

Second quarter 2013 total revenues increased 17.5% to $57.5 million compared with $48.9 million for the second quarter of 2012. Normalized FFO for the quarter increased 21% to $35.9 million compared with $29.7 million in the second quarter of 2012. Per share Normalized FFO increased 9% to $0.24 per diluted share in the 2013 second quarter, compared with $0.22 per diluted share in the second quarter of 2012.

Net income for the second quarter of 2013 was $27.3 million (or $0.18 per diluted share) compared with net income of $19.3 million (or $0.14 per diluted share) in the second quarter of 2012.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

Upon closing, the transaction announced today will bring year-to-date acquisitions to more than $407 million. The year-to-date acquisitions are expected to result in a weighted average yield of approximately 9.25% (8.6% on an initial year cash basis) with a weighted average lease term of 14 years; the actual yield in future years may exceed 9.25% subject to inflation levels. On a pro forma basis, MPT’s tenant and geographic diversification will improve such that the Company’s largest tenant relationship will be reduced to 24% based on gross assets, assuming completion of all development commitments.

On June 30, 2013, the Company had total real estate and related investments of approximately $2.2 billion comprised of 84 healthcare properties in 25 states leased or loaned to 24 hospital operating companies. Based on the completed and pending acquisitions, the property sales completed in April 2013, and the February 28, 2013 equity offering of $172.9 million, the Company estimates that 2013 normalized funds from operations will range between $1.00 and $1.02 per diluted share. This was impacted primarily by the February 2013 equity offering, property sales, and the timing of the Company’s 2013 acquisitions and financing assumptions. The Company further estimates that the run rate of funds from operations as of the end of 2013, assuming completion of no additional acquisitions or capital transactions, will range between $1.06 and $1.10 per diluted share.

Guidance estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, August 8, 2013 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2013. The dial-in telephone numbers for the conference call are 877-280-4956 (U.S.) and 857-244-7313 (International); using passcode 87417151. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion of the call through August 22, 2013. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 64394835.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,264,229,001	$1,223,760,599
Construction in progress and other	30,999,817	38,338,985
Real estate held for sale	—	16,497,248
Net investment in direct financing leases	391,904,435	314,411,549
Mortgage loans	368,650,000	368,650,000

Gross investment in real estate assets	2,055,783,253	1,961,658,381
Accumulated depreciation and amortization	(141,877,101)	(124,615,504)

Net investment in real estate assets	1,913,906,152	1,837,042,877
Cash and cash equivalents	26,072,345	37,311,207
Interest and rent receivable	54,231,363	45,288,845
Straight-line rent receivable	41,346,929	35,859,703
Other assets	218,918,924	223,383,020

Total Assets	$2,254,475,713	$2,178,885,652

Liabilities and Equity
Liabilities
Debt, net	$929,073,531	$1,025,159,854
Accounts payable and accrued expenses	58,694,110	65,960,792
Deferred revenue	25,413,091	20,609,467
Lease deposits and other obligations to tenants	18,454,885	17,341,694

Total liabilities	1,031,635,617	1,129,071,807
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 149,314,178 shares at June 30, 2013 and 136,335,427 shares at December 31, 2012	149,314	136,336
Additional paid in capital	1,472,960,547	1,295,916,192
Distributions in excess of net income	(240,131,752)	(233,494,130)
Accumulated other comprehensive income (loss)	(9,875,670)	(12,482,210)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,222,840,096	1,049,813,845

Total Liabilities and Equity	$2,254,475,713	$2,178,885,652

(A)	Financials have been derived from the prior year audited financials adjusted for discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
		(A)		(A)
Revenues
Rent billed	$31,358,897	$30,695,170	$63,196,211	$60,382,988
Straight-line rent	2,746,033	1,324,407	5,407,027	2,683,500
Income from direct financing leases	9,229,987	5,370,844	17,986,458	7,206,004
Interest and fee income	14,138,106	11,527,153	28,854,926	19,448,573

Total revenues	57,473,023	48,917,574	115,444,622	89,721,065
Expenses
Real estate depreciation and amortization	8,717,644	8,337,468	17,261,597	16,518,219
Property-related	649,284	585,861	1,062,131	813,131
Acquisition expenses	2,087,903	279,258	2,278,452	3,704,270
General and administrative	7,225,370	6,697,114	15,043,566	14,288,670

Total operating expenses	18,680,201	15,899,701	35,645,746	35,324,290

Operating income	38,792,822	33,017,873	79,798,876	54,396,775

Interest and other income (expense)	(13,488,033)	(14,025,724)	(28,645,399)	(26,836,842)

Income from continuing operations	25,304,789	18,992,149	51,153,477	27,559,933
Income from discontinued operations	2,099,619	368,283	2,461,056	2,406,728

Net income	27,404,408	19,360,432	53,614,533	29,966,661
Net income attributable to non-controlling interests	(56,582)	(44,163)	(110,215)	(86,522)

Net income attributable to MPT common stockholders	$27,347,826	$19,316,269	$53,504,318	$29,880,139

Earnings per common share - basic :
Income from continuing operations	$0.17	$0.14	$0.35	$0.21
Income from discontinued operations	0.01	—	0.02	0.02

Net income attributable to MPT common stockholders	$0.18	$0.14	$0.37	$0.23

Earnings per common share - diluted:
Income from continuing operations	$0.17	$0.14	$0.34	$0.21
Income from discontinued operations	0.01	—	0.02	0.02

Net income attributable to MPT common stockholders	$0.18	$0.14	$0.36	$0.23

Dividends declared per common share	$0.20	$0.20	$0.40	$0.40

Weighted average shares outstanding - basic	149,508,958	134,714,505	144,927,768	129,810,431
Weighted average shares outstanding - diluted	151,055,855	134,714,505	146,291,083	129,810,431

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 and 2013 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$27,347,826	$19,316,269	$53,504,318	$29,880,139
Participating securities’ share in earnings	(179,263)	(238,167)	(372,325)	(490,034)

Net income, less participating securities’ share in earnings	$27,168,563	$19,078,102	$53,131,993	$29,390,105

Depreciation and amortization:
Continuing operations	8,717,644	8,337,468	17,261,597	16,518,219
Discontinued operations	—	527,121	103,197	1,092,843
Loss (gain) on sale of real estate	(2,054,229)	1,445,555	(2,054,229)	1,445,555

Funds from operations	$33,831,978	$29,388,246	$68,442,558	$48,446,722

Acquisition costs	2,087,903	279,258	2,278,452	3,704,270

Normalized funds from operations	$35,919,881	$29,667,504	$70,721,010	$52,150,992

Share-based compensation	2,285,050	1,778,253	4,203,905	3,636,709
Debt costs amortization	855,417	855,445	1,752,149	1,710,827
Additional rent received in advance (B)	(300,000)	(300,000)	(600,000)	(600,000)
Straight-line rent revenue and other	(4,012,026)	(2,299,056)	(7,904,654)	(4,032,752)

Adjusted funds from operations	$34,748,322	$29,702,146	$68,172,410	$52,865,776

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.18	$0.14	$0.36	$0.23
Depreciation and amortization:
Continuing operations	0.06	0.07	0.12	0.13
Discontinued operations	—	—	—	—
Loss (gain) on sale of real estate	(0.02)	0.01	(0.01)	0.01

Funds from operations	$0.22	$0.22	$0.47	$0.37
Acquisition costs	0.02	—	0.01	0.03

Normalized funds from operations	$0.24	$0.22	$0.48	$0.40
Share-based compensation	0.02	0.01	0.03	0.03
Debt costs amortization	—	0.01	0.01	0.01
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other	(0.03)	(0.02)	(0.05)	(0.03)

Adjusted funds from operations	$0.23	$0.22	$0.47	$0.41

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 and 2013 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO,which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.